EXHIBIT 32.1.2

In connection with the periodic report of Nara Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), I, Alvin D. Kang, a member of the Interim Office of the President of the Company (co-principal executive officer), hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: May 10, 2006

/s/ Alvin D. Kang
Alvin D. Kang Member of Interim Office of the President (co-principal executive office)